                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                         GOODY'S FAMILY CLOTHING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         GOODY'S FAMILY CLOTHING, INC.
                                400 GOODY'S LANE
                           KNOXVILLE, TENNESSEE 37922

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Goody's Family Clothing, Inc.:

     We are pleased to invite you to attend our 2000 annual meeting of shareholders for the following purposes:

          1. Elect two directors to serve for terms of three years; and

          2. Transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     In addition to the specific matters to be acted upon at the meeting as described in detail in the accompanying Proxy Statement, there will be a review of fiscal 1999, a report on the progress of the Company and an opportunity for shareholders to ask management questions of general interest during the meeting.

     Only shareholders of record at the close of business on April 24, 2000 are entitled to receive notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE
  COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE
        PROVIDED AS PROMPTLY AS POSSIBLE. INSTRUCTIONS ARE INCLUDED ON
                                YOUR PROXY CARD.

                                   By Order of the Board of Directors,

                                   /s/ Robert M. Goodfriend
                                   Robert M. Goodfriend
                                   Chairman of the Board and
                                   Chief Executive Officer
Knoxville, Tennessee
May 19, 2000

     This Proxy Statement and the enclosed proxy card are being mailed on or about May 19, 2000 to the shareholders of record of the Company at the close of business on April 24, 2000. The Company's 1999 Annual Report, which includes its financial statements and is not part of the proxy solicitation material, is being mailed with this Proxy Statement.

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

GENERAL

     This Proxy Statement is furnished by and on behalf of the Board of Directors (the "Board") of Goody's Family Clothing, Inc. (the "Company") in connection with the solicitation of proxies for use at the 2000 annual meeting of shareholders (individually, a "Shareholder" and collectively, the "Shareholders") of the Company, or at any and all adjournment(s) or postponement(s) thereof (the "Annual Meeting"). A copy of the notice of the Annual Meeting accompanies this Proxy Statement.

DATE, TIME AND PLACE OF MEETING

     Date:              June 21, 2000
     Time:             10:00 a.m. EDT
     Place:             400 Goody's Lane, Knoxville, TN

SHARES ENTITLED TO VOTE

     There are 32,484,630 shares of common stock, no par value, of the Company (the "Common Stock") entitled to notice of and to vote at the Annual Meeting, and each such share entitles its holder to one vote. April 24, 2000 has been fixed as the record date (the "Record Date") for the determination of the Shareholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of Common Stock of record at the close of business on that day will be entitled to notice of and to vote at the Annual Meeting.

VOTING YOUR PROXY

     Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote. The enclosed proxy card indicates the number of shares that you own. Voting instructions are included on your proxy card. If you properly complete your proxy card and return it as instructed in time to vote, one of the individuals named on your proxy card will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares as follows:

     - "FOR" the election of the 2 nominees for director (as described on page
       4).

     If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with the Board's recommendation. At the time this Proxy Statement was mailed to the Shareholders, we knew of no other matters to be acted on at the Annual Meeting.

REVOKING YOUR PROXY

     You may revoke your proxy at any time before it is exercised by:

     - sending in another signed proxy card with a later date;

     - notifying the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy; or

     - voting in person at the Annual Meeting.

VOTING IN PERSON

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot after you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a photo identification and an account statement or a letter from the nominee indicating that you were the beneficial owner of the shares on the Record Date.

QUORUM REQUIREMENTS

     A quorum of Shareholders is necessary to hold a meeting of the Shareholders. The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of all the shares of Common Stock entitled to notice of and to vote at the Annual Meeting constitutes a quorum to act upon the proposed business. Shares as to which authority to vote is withheld, abstentions and broker "non-votes" are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item, absent instruction from the beneficial owner of the shares and no such instruction is given.

VOTE NECESSARY TO APPROVE PROPOSALS

     Directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in any election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than another person or persons, if any, nominated for the same seat on the Board. Accordingly, votes withheld from director nominees, abstentions and broker non-votes will not be included in vote totals and will not be considered in determining the outcome of the vote.

FISCAL YEAR

     The terms "fiscal 1997," "fiscal 1998," "fiscal 1999," "fiscal 2000," and "fiscal 2001" as used herein refer to the Company's fiscal years ended January 31, 1998, January 30, 1999 and January 29, 2000, and the Company's fiscal years ending February 3, 2001 and February 2, 2002, respectively.

ITEM 1.  ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The Board is divided into three classes of directors with each class holding office for a staggered three-year term. The term of the Class II Directors, Harry M. Call and Samuel J. Furrow, will expire at the Annual Meeting. Harry M. Call and Samuel J. Furrow are nominees for election at the Annual Meeting as Class II Directors to serve until the 2003 annual meeting of shareholders (or until the earlier election and qualification of their successors). The Company's Bylaws (the "Bylaws") provide that any vacancy in the Board created by the death, resignation or removal of a director shall be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, for a term of office until the next annual meeting of shareholders.

     The Bylaws further provide that the Company shall have at least five and no more than ten directors, with the Board to determine the exact number from time to time, and, until the adjournment of the 2000 Annual Meeting of Shareholders, that at least 51% of the Board shall be Independent Directors. For purposes of the Bylaws, a person shall be deemed to be an "Independent Director" if he or she (i) is not an executive officer or an employee of the Company or any subsidiary or affiliate of the Company, (ii) has not served as an executive officer of the Company at any time during the two years preceding his or her election as a director of the Company and has not served in such capacity for a period exceeding ten years, (iii) is not a family member (i.e., parent, sibling, grandparent, mother-in-law, father-in-law, spouse, former spouse, child, stepchild, grandchild or any other blood or legal relative) of any executive officer or any other employee described in clause (i) or (ii) above, (iv) is not a person, or is not a family member or Affiliate or Associate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of any person, who beneficially owns 25% or more of the securities of the Company then entitled to vote in the election of directors of the Company and (v) is free from any relationship that, in the good faith opinion of the other Independent Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of an Independent Director. The Board is currently comprised of six members and all of the directors, other than Messrs. Goodfriend and Call, meet the requirements for being an Independent Director.

     Since the Board has only nominated two persons for election as Class II Directors and has fixed the number of Class II Directors at two directors, the Shareholders cannot vote for a greater number of persons than the number of nominees named herein. The election of the Class II Directors requires the presence, in person or by proxy, of the holders of a majority of all the shares of Common Stock entitled to notice of and to vote at the Annual Meeting. The Class II Directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote at the Annual Meeting. The Company's principal shareholder, Mr. Robert M. Goodfriend, owns approximately 40.8% of the outstanding shares of Common Stock and has indicated his intention to vote his shares in favor of the election as Class II Directors of the two nominees listed below.

     In the event any of the nominees listed below refuses or is unable to serve as a director (which is not now anticipated), the persons named as proxies in the enclosed proxy card reserve full discretion to vote for such other person or persons as may be nominated.

BIOGRAPHIES OF DIRECTOR NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth biographical data for the last five years for each nominee for director, for each director and for each executive officer of the Company (based upon information supplied by him or her to the Company) and such person's length of service as a director and/or executive officer of the Company.

CLASS II DIRECTORS -- NOMINEES FOR ELECTION AT THE ANNUAL MEETING FOR
                 TERM EXPIRING AT THE 2003 ANNUAL MEETING

                                                                                            Executive
                                     Position(s) With the Company, Principal    Director     Officer
            Name              Age      Occupation and Business Experience        Since        Since
            ----              ---    ---------------------------------------    --------    ---------
Harry M. Call                 55     Director, President and Chief Operating      1995        1995
                                     Officer of the Company since January
                                     1995. Also, Director and President of
                                     TREBOR of TN, Inc., a wholly-owned
                                     subsidiary of the Company, since
                                     October 1996 and Manager of GFCFS, LLC,
                                     a wholly-owned subsidiary of SYDOOG,
                                     Inc., (which itself is a wholly-owned
                                     subsidiary of the Company) since
                                     November 1998.
Samuel J. Furrow              58     Chairman of: Furrow Auction Company (a       1995          --
                                     real estate and equipment sales
                                     company) since April 1968;
                                     Furrow-Justice Machinery Corporation (a
                                     six-branch industrial and construction
                                     equipment dealer) since September 1983;
                                     and Innovo Group, Inc., (a
                                     publicly-held manufacturer and supplier
                                     of sports bags and apparel) since
                                     October 1998. Director of
                                     Southeastern-Advertising, Inc., (an
                                     advertising agency) since April 1968
                                     and Member of the Advisory Board of
                                     AmSouth Bank since September 1993.
                                     Owner of: Mercedes Benz of Knoxville
                                     since December 1980; Land Rover of
                                     Knoxville since July 1997; and Land
                                     Rover of Chattanooga since September
                                     1999.

                 YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION
                  OF THE ABOVE NOMINEES AS CLASS II DIRECTORS.

CLASS III DIRECTORS -- TERM EXPIRING AT THE 2001 ANNUAL MEETING

                                                                                            Executive
                                     Position(s) With the Company, Principal    Director     Officer
            Name              Age      Occupation and Business Experience        Since        Since
            ----              ---    ---------------------------------------    --------    ---------
Robert M. Goodfriend          50     Chairman of the Board of Directors and       1973        1977
                                     Chief Executive Officer of the Company.
Robert F. Koppel              53     President of East Tennessee Children's       1995          --
                                     Hospital since August 1976.

CLASS I DIRECTORS -- TERM EXPIRING AT THE 2002 ANNUAL MEETING

                                                                                            Executive
                                     Position(s) With the Company, Principal    Director     Officer
            Name              Age      Occupation and Business Experience        Since        Since
            ----              ---    ---------------------------------------    --------    ---------
Irwin L. Lowenstein           64     Director of: Full Line Sportswear (a         1996          --
                                     publicly-held sportswear manufacturer
                                     and distributor) since July 1994; and
                                     The Powell Company, Inc., (a
                                     privately-held furniture manufacturer)
                                     since February 1999. Previously served
                                     as Executive Vice President of
                                     Rhodes/Heilig-Meyers Company (a
                                     publicly-held specialty furniture
                                     retailer) from February 1997 to
                                     February 2000; Chief Executive Officer
                                     of Rhodes, Inc., (a publicly-held
                                     specialty furniture retailer) from May
                                     1989 to January 1997, Chairman from
                                     July 1994 to February 1997, and
                                     Director from March 1977 to February
                                     1997.
Cheryl L. Turnbull            39     Managing Director of Banc One Mezzanine      1995          --
                                     Corp. (a merchant bank) since June
                                     1999. Previously served as Director of
                                     Banc One Capital Markets, Inc., (a
                                     merchant bank) from January 1998 to
                                     June 1999, Vice President from July
                                     1996 to December 1997. A private
                                     investor from July 1995 to July 1996.
                                     Managing Director of Aston Limited
                                     Partners, L.P. (a bank re-engineering
                                     firm) from August 1992 to June 1995.

EXECUTIVE OFFICERS (IN ADDITION TO MESSRS. GOODFRIEND AND CALL):

                                                                                         Executive
                                         Position(s) With the Company, Principal          Officer
            Name              Age           Occupation and Business Experience             Since
            ----              ---    ------------------------------------------------    ---------
Lana Cain Krauter             48     President and Special Assistant to the Chairman       2000
                                     of the Company since January 2000. Previously
                                     served as Senior Vice President of Sears,
                                     Roebuck and Co., (a publicly-held retail
                                     company) from November 1994 to January 2000.
Edward R. Carlin              59     Executive Vice President, Chief Financial             1994
                                     Officer of the Company since July 1994 and
                                     Secretary of the Company since February 1995.
                                     Director of SYDOOG, Inc., TREBOR of TN, Inc.,
                                     and GOFAMCLO, Inc., all of which are
                                     wholly-owned subsidiaries of the Company, since
                                     October 1996 and Manager of GFCFS, LLC, a
                                     wholly-owned subsidiary of SYDOOG, Inc., since
                                     November 1998.
David R. Mullins              48     Executive Vice President, Stores of the Company       1980
                                     since December 1996. Previously served as Senior
                                     Vice President, Store Operations from July 1994
                                     to December 1996.

                                                                                         Executive
                                         Position(s) With the Company, Principal          Officer
            Name              Age           Occupation and Business Experience             Since
            ----              ---    ------------------------------------------------    ---------
Bruce E. Halverson            45     Senior Vice President, Planning and Allocation        1998
                                     of the Company since January 1998. Previously
                                     served as Vice President, Planning and
                                     Allocation of the Company from November 1993 to
                                     January 1998.
Stanley B. Latacha            49     Senior Vice President, Marketing and Advertising      1997
                                     of the Company since July 1997. Previously
                                     served as Senior Vice President, Marketing and
                                     Advertising of OfficeMax, Inc., (a publicly-held
                                     office products superstore) from June 1996 to
                                     July 1997 and Vice President, Marketing and
                                     Sales Promotion of Richman Gordman 1/2 Price
                                     Stores, Inc., (a regional off-price department
                                     store) from October 1990 to June 1996.
John J. Okvath III            55     Senior Vice President, Product Development of         1998
                                     the Company since January 1998. Previously
                                     served as Vice President, Product Development of
                                     the Company from August 1995 to January 1998, as
                                     a consultant to the Company from June 1995 to
                                     July 1995 and as Country Manager in various
                                     capacities of Swire & Maclaine Ltd. Hong Kong (a
                                     privately-held import/export buying agency) from
                                     April 1988 to May 1995.
Jay D. Scussel                56     Senior Vice President, Management Information         1998
                                     Systems of the Company since January 1998.
                                     Previously served as Vice President, Management
                                     Information Systems of the Company from January
                                     1996 to January 1998, an independent consultant
                                     from February 1995 to January 1996 and Vice
                                     President of Systems Development of Kmart
                                     Corporation (a publicly-held mass market
                                     retailer) from January 1989 to February 1995.
Marcus H. Smith, Jr.          43     Senior Vice President, Real Estate of the             1995
                                     Company since April 1995. Previously served as
                                     Vice President of Development of Valparaiso
                                     Realty Company (a real estate development
                                     company) from May 1992 to April 1995.
Bobby Whaley                  55     Senior Vice President, Distribution,                  1998
                                     Transportation and Logistics of the Company
                                     since January 1998. Previously served as Vice
                                     President, Distribution, Transportation and
                                     Logistics of the Company from February 1983 to
                                     January 1998.

MEETINGS AND COMMITTEES OF THE BOARD

     During fiscal 1999, the Board met five times and each director attended 75% or more of the aggregate number of meetings held by the Board and its committees on which he or she served. The Bylaws provide that the Board shall have and maintain Audit and Compensation Committees. The Bylaws further provide that, until the adjournment of the 2000 Annual Meeting of Shareholders, each of such committees shall consist of not less than three directors and all members of such committees shall be Independent Directors.

     The Audit Committee, which consists of Messrs. Furrow and Koppel (Chair) and Ms. Turnbull, is primarily responsible for (i) monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, (ii) monitoring the independence and performance of the Company's independent auditors and internal auditing department, and (iii) providing an avenue of communication among the independent auditors, management, the internal auditing department, and the Board. The Audit Committee has a charter that details its duties and responsibilities. A copy of this charter is attached to this Proxy Statement as Appendix A. During fiscal 1999, the Audit Committee met five times.

     The Compensation Committee, which consists of Messrs. Koppel and Lowenstein and Ms. Turnbull (Chair), is responsible for reviewing the compensation, including fringe benefits, of the Chief Executive Officer, other executive officers and key management of the Company and making recommendations thereof to the Board. It is also responsible for the review and administration of the Company's stock option plans, 401(k) retirement plan, executive deferral plan, employee payroll investment plan and short-term incentive compensation plan. In carrying out such responsibilities, the Compensation Committee reviews the salaries, benefits, performance and other incentive bonuses of key employees as well as the general terms and conditions of the other benefit plans. During fiscal 1999, the Compensation Committee met five times.

     The Board also has a Nominating Committee, consisting of Messrs. Furrow (Chair), Goodfriend and Lowenstein, which is responsible for recommending to the Board suitable persons for election as directors of the Company. The Nominating Committee will consider nominees recommended by shareholders provided that the names of such persons are submitted no later than the date established for the submission of shareholder proposals for action at the Company's next annual meeting of shareholders. The Nominating Committee met twice during fiscal 1999.

DIRECTORS' COMPENSATION

     Each non-employee director is entitled to receive the following compensation from the Company:

     - a monthly retainer of $1,000;

     - a fee of $1,500 for attendance at each meeting of the Board or any of its committees (provided, however, committee meetings that are held on the same days as Board meetings are not counted as separate meetings and provided further that directors are not compensated for their participation in brief informative telephonic meetings); and

     - a fee of $1,500 for each eight hours of committee work outside of formal committee meetings, which is considered equivalent to attendance at one committee meeting, thereby entitling such director to compensation.

     In addition to receiving directors' fees, all non-employee directors are reimbursed for expenses incurred in connection with their attendance at meetings of the Board or any of its committees.

     Non-employee directors are also entitled to receive, upon first becoming a director of the Company, formula grants of stock options to acquire 15,000 shares of Common Stock. At each subsequent annual meeting of shareholders, formula grants of stock options to acquire 3,000 shares of Common Stock are also awarded to each non-employee director. These stock options are granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and vest in 20% annual increments following the date of grant.

     Directors are also eligible to receive additional grants of stock options under the Company's 1991 Stock Incentive Plan, 1993 Stock Option Plan and 1997 Stock Option Plan at the discretion of the Compensation Committee. The exercise price, term and vesting of any such stock options would be determined by the Compensation Committee at its discretion. There are 514,710 shares of Common Stock available for future issuance under these plans as of April 29, 2000.

     Non-employee directors are permitted to irrevocably elect and receive (in lieu of cash for the director's fees otherwise earned by them) non-qualified stock options exercisable to purchase shares of Common Stock at an exercise price equal to 50% of the fair market value of a share of Common Stock on the date of grant. This alternative allows the Company to eliminate the cash cost of annual directors' fees otherwise payable to non-employee directors and to more closely align the interests of non-employee directors with those of the shareholders. These stock options are granted at the Board meeting following the annual meeting of shareholders based on the number of anticipated meetings of the Board and its committees to be held during the twelve-month period, as well as the monthly retainer, beginning on the first day of the third quarter of the then current fiscal year of the Company and ending on the last day of the second quarter of the following fiscal year of the Company (the "Plan Year"). These stock options vest on the twelve-month anniversary of the date of grant and are subject to adjustment at the end of the Plan Year (which corresponds with the end of the Company's second fiscal quarter) to reflect each director's actual attendance at or participation in the meetings. At each of the Board meetings following the respective annual meetings of shareholders for the last three years, all non-employee directors elected to receive 100% of their directors' fees for the Plan Years following the respective annual meetings, in the form of discounted stock options. The non-employee directors will be permitted to make such election for the 2000 Plan Year at the Board meeting planned for June 21, 2000 following the Annual Meeting.

     No compensation is paid to executive officers of the Company for services rendered in their capacities as directors of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Decisions on executive compensation in fiscal 1999 were made by the Compensation Committee (and approved by the Board) upon the recommendation of the Company's Chairman of the Board and Chief Executive Officer and its President and Chief Operating Officer (other than, in each case, with respect to such executive's own compensation). The Compensation Committee currently consists of Messrs. Koppel and Lowenstein and Ms. Turnbull (Chair), none of whom is or was an officer or other employee of the Company or had any relationship with the Company required to be disclosed as a Compensation Committee interlock, except that Mr. Koppel is the President of the East Tennessee Children's Hospital (the "Hospital") and Mr. Goodfriend is a director of the Hospital and as such participates in deliberations regarding incentive payments to officers of the Hospital, including, without limitation, Mr. Koppel. See "Certain Transactions with Directors and Officers."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Common Stock ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") on a timely basis. Reporting Persons are required to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and certain written representations that no other reports were required, the Company believes that all filing requirements applicable to Reporting Persons during and with respect to fiscal 1999 were complied with on a timely basis.

OTHER MATTERS

     On September 29, 1995, the Commission entered an Order Instituting Public Proceedings Pursuant to Section 21C of the Exchange Act, Making Findings and Imposing Relief, and Cease-and-Desist Order against the Company and Robert M. Goodfriend, the Chairman and Chief Executive Officer of the Company, Release No. 36308, File No. 3-8852 (the "Order"). In anticipation of the Order, the Company and Mr. Goodfriend each submitted an Offer of Settlement without admitting or denying the findings set forth therein, and consented to the entry of the Order by the Commission. Pursuant to the Order, the Commission found that during 1992 and 1993: (i) the Company violated Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13 and 13b2-1 promulgated thereunder and (ii) Mr. Goodfriend violated Rule 13b2-1 promulgated under the Exchange Act and caused the Company's violation of the above-referenced Sections. In addition, the Commission entered an order that each of the Company and Mr. Goodfriend cease and desist from committing or causing any violation, and from committing or causing any future violation, of Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13 and 13b2-1 promulgated thereunder.

SHARE OWNERSHIP OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth information regarding the beneficial ownership of the outstanding shares of Common Stock as of the Record Date for
(i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the executive officers of the Company named in the "Table I -- Summary Compensation Table," (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group. According to rules adopted by the Commission, a person is a "beneficial owner" of securities if that person has or shares the power to vote them or to direct their investment, or has the right to acquire beneficial ownership of such securities within 60 days from the Record Date through the exercise of an option, warrant or right, conversion of a security or otherwise. As of the date of this Proxy Statement, the Company only has shares of Common Stock outstanding. An asterisk indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock.

                                                      Number of Shares and Nature of Beneficial
                                                           Ownership at April 24, 2000(1)
                                                -----------------------------------------------------
                                                Voting or Investment
                                                        Power             Percent
                                                ---------------------       of      Acquirable within
Name                                               Sole        Shared      Class       60 Days(1)
----                                            ----------     ------     -------   -----------------
Robert M. Goodfriend(2).......................  13,896,710(3)  22,500(4)   42.0%          667,000
Harry M. Call.................................      79,709         --         *            71,500
Edward R. Carlin..............................      88,055         --         *            87,750
Thomas R. Kelly, Jr...........................     174,750         --         *           158,750
Lana Cain Krauter.............................      51,000         --         *            50,000
Samuel J. Furrow..............................      22,300         --         *            22,300
Robert F. Koppel..............................      22,538         --         *            22,538
Irwin L. Lowenstein...........................      33,652         --         *            33,652
Cheryl L. Turnbull............................      61,572         --         *            61,572
All Directors and Executive Officers as a
  Group
  (16 Persons)(6).............................  14,742,726(3)  23,900(5)   43.5%        1,465,512

---------------

(1) This column lists the number of shares of Common Stock which the respective director and/or executive officer has the right to acquire within 60 days from the Record Date through the exercise of stock options awarded under the Company's stock option plans. Such shares are also included in the other columns of this table, as appropriate.
(2) The business address of Mr. Goodfriend is 400 Goody's Lane, Knoxville, Tennessee 37922.
(3) These shares do not include 834,540 shares (2.6% of the outstanding shares of Common Stock) held in trust for Mr. Goodfriend's children, as to which Mr. Goodfriend disclaims beneficial ownership. Mr. Goodfriend has no voting or investment power with respect to these shares.
(4) These shares are owned by Mr. Goodfriend's wife, with whom Mr. Goodfriend shares voting and investment power with respect to such shares.
(5) Voting and investment power with respect to these shares are shared with certain family members of the respective director and/or executive officer. See footnote 4 above.
(6) Includes shares beneficially owned by Mr. Kelly who resigned on May 5, 2000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Background. The Company currently has eleven executive officers and six directors. Three of the non-employee directors, Messrs. Koppel and Lowenstein and Ms. Turnbull (Chair), comprise the Compensation Committee.

     Objective and Philosophy. The Compensation Committee works closely with management to design an executive compensation program to assist the Company in attracting and retaining outstanding executives and senior management personnel in the retail industry. The design and implementation of such program continually evolves as the Company grows, but is based primarily on two elements: (i) providing compensation opportunities that are competitive with retail companies of similar size and (ii) linking executives' compensation with the Company's financial performance by rewarding the achievement of short-term and long-term objectives of the Company.

     Compensation Program Components. Currently, the three principal components of the Company's executive compensation program are: (i) annual base salary,
(ii) short-term incentive compensation in the form of performance bonuses payable in cash each year, and (iii) long-term incentive compensation in the form of stock options. These programs are structured in accordance with the Compensation Committee's objectives and philosophy.

     Base Salary. Base salary levels for the Company's executives are designed to be reflective of competitive conditions in the marketplace for executives of comparable talent and experience and are based upon responsibility and performance. Base salaries are generally recommended by management for the review and approval of the Compensation Committee and the Board (subject to applicable employment agreements).

     Short-Term Incentive Compensation. The short-term incentive compensation component consists of target performance bonuses for eligible executives which are calculated as a percent of their base salaries (ranging between 60% and 150%). Each year, the target earnings (which are based upon prebonus and pretax earnings) of the Company are established by the Compensation Committee with the assistance of management and approved by the Board. Each participating executive is eligible to receive between 0% and 150% of their respective target performance bonus depending upon the Company's performance. Upon management's recommendation, the Compensation Committee, with the approval of the Board, has the discretion to award additional bonuses outside of this plan if warranted by an executive officer's exceptional service to the Company. With respect to fiscal 1999, because the target level of earnings was not achieved, no bonuses were awarded to executive officers except for (i) a guaranteed bonus of $100,000 paid to Mr. Goodfriend which is discussed below, (ii) a guaranteed bonus of $100,000 paid to each of Mr. Call, Mr. Kelly and Ms. Krauter in accordance with their employment agreements with the Company, and (iii) certain discretionary bonuses aggregating $25,000 to five other executive officers based on their exceptional service to the Company.

     Long-Term Incentive Compensation. The long-term incentive compensation component consists of stock option plans under which executives may be granted stock options exercisable to purchase shares of Common Stock. The exercise price of stock options represents the fair market value of the Common Stock on the date of grant, which is the closing sale price of the Common Stock on The Nasdaq Stock Market for the business day preceding the date of grant. Generally, the stock options become exercisable in equal annual increments over five years and expire ten years from the date of grant. The deferred vesting provisions of the stock options are designed to reward long-term contributions and create an incentive for executives to remain with the Company. The Compensation Committee believes that granting stock options creates an incentive to promote the long-term interests of the Company and aligns the economic benefit to be derived therefrom with those of the Company's outside shareholders. Stock options are granted by the Compensation Committee (and approved by the Board) to key employees based on management's recommendation, and levels of participation in the plan generally vary based on the employee's position with the Company.

     CEO Compensation. Mr. Goodfriend does not have an employment agreement with the Company. His compensation is determined annually by the Compensation Committee and approved by the full Board (other than Mr. Goodfriend) based on his compensation in prior years and the compensation of CEO's of similarly-sized companies in the retail industry.

     Base Salary. From August 1996 until January 1999, Mr. Goodfriend's annual base salary was $600,000, which was increased to $650,000 effective January 31, 1999. In addition, he also received a guaranteed annual bonus of $100,000 for each of fiscal 1995 through fiscal 1999.

     Short-term Incentive Compensation. Since fiscal 1995, Mr. Goodfriend has been participating in the short-term incentive compensation plan discussed above and was eligible to receive a performance bonus of up to 150% of his base salary for fiscal 1999 (less the guaranteed bonus) if the Company met the predetermined target levels of its earnings, as discussed above, for such fiscal year. Because certain performance objectives for fiscal 1999 were not achieved, Mr. Goodfriend did not receive any performance bonus for fiscal 1999.

     Long-term Incentive Compensation. In March 1999, in connection with the annual review of option awards for executives, Mr. Goodfriend was granted options exercisable to purchase 15,000 shares of Common Stock at a cash exercise price of $9.97 per share (the closing sale price of the Common Stock on The Nasdaq Stock Market for the day preceding the date of grant), which expire ten years from the date of grant and vest in equal annual increments over five years from the date of grant.

     In order to provide fair and reasonable employment and compensation arrangements for Mr. Goodfriend reflecting an increased emphasis on the relationship between compensation and the Company's performance, the Compensation Committee decided that the Company should formalize its employment arrangements with Mr. Goodfriend and engaged independent compensation consultants to advise the committee on such arrangements. Based on the consultants' findings, the Compensation Committee has approved the material terms of an employment agreement with Mr. Goodfriend, which include, among other things, a three-year "evergreen" employment term; a minimum annual base salary of $650,000; an annual guaranteed bonus of $100,000; and continued participation in the short-term and long-term incentive compensation plans described above, and authorized the drafting of an employment agreement and related documents reflecting such terms. The Compensation Committee expects that the employment agreement will be finalized during fiscal 2000.

     During fiscal 1999, following extensive analysis and discussion internally as well as with the independent compensation consultants, the Compensation Committee approved a new split-dollar life insurance arrangement with Mr. Goodfriend providing for the payment by the Company of the premiums for certain second-to-die policies insuring the lives of Mr. and Mrs. Goodfriend. The full Board (with Mr. Goodfriend abstaining) subsequently approved the arrangement as well. The purpose of this new arrangement is two-fold: (i) to mitigate the adverse impact on the Company and its stockholders which could result from a forced sale of stock upon the Goodfriends' deaths in order to pay estate taxes and (ii) to provide an employee benefit to Mr. Goodfriend. Accordingly, the arrangement generally provides that one-half of the new coverage would terminate should Mr. Goodfriend decrease his Company ownership below 20%. Prior to its approval of this new arrangement, the Compensation Committee reviewed, among other things, the compensation data of other companies in the retail apparel business and other statistical information provided by the independent compensation consultants. See "Certain Transactions with Directors and Officers."

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction for compensation over $1.0 million paid to a company's chief executive officer and certain other highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The short-term incentive compensation plan adopted by the Company and approved by the shareholders in June 1997 complies with the requirements under Code Section 162(m) regarding qualifying performance-based compensation to provide for the deductibility of compensation payable thereunder. The Company and Mr. Goodfriend entered into a deferred compensation agreement in June 1997 whereby a portion of his salary for fiscal 1997 was deferred and paid to him in fiscal 1998 and 1999 thereby enabling the Company to deduct a majority of the compensation paid to Mr. Goodfriend in fiscal 1997. The total cash and non-cash compensation which Mr. Goodfriend may receive in fiscal 2000 may exceed $1 million, however, the Committee expects that the amount of any non-deductible compensation paid to Mr. Goodfriend will be immaterial. It is not currently expected that any other executive of the Company will receive compensation in excess of $1.0 million for fiscal 2000.

                                          COMPENSATION COMMITTEE

                                          CHERYL L. TURNBULL (CHAIR)
                                          ROBERT F. KOPPEL
                                          IRWIN L. LOWENSTEIN

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following tables set forth certain information relating to various forms of compensation awarded to, earned by and paid to the Company's chief executive officer and its next four most highly compensated executive officers who were serving as the Company's executive officers at the end of fiscal 1999. All of such executive officers are hereinafter referred to as the "named executive officers."

                     TABLE I -- SUMMARY COMPENSATION TABLE

     The following table presents the total compensation awarded to, earned by and paid to the named executive officers during the last three fiscal years.

                                                                                     Long-Term
                                                    Annual Compensation             Compensation
                                             ----------------------------------     ------------
                                                                      Other          Securities        All
                                                                      Annual         Underlying       Other
                                    Fiscal   Salary       Bonus    Compensation       Options      Compensation
Name and Position                    Year      ($)         ($)        ($)(1)            (#)            ($)
-----------------                   ------   -------     -------   ------------     ------------   ------------
Robert M. Goodfriend..............   1999    650,000(2)  100,000     156,379(3)        15,000         71,058(4)
  Chairman of the Board and          1998    600,000(2)  100,000     174,544(3)        60,000         54,648(4)
  Chief Executive Officer            1997    600,000(2)  900,000      82,838(3)            --         35,581(4)
Harry M. Call.....................   1999    350,000     100,000          --            7,500         16,817(5)
  President and                      1998    325,000     100,000          --           30,000         15,630(5)
  Chief Operating Officer            1997    300,000     225,000          --          230,000         12,178(5)
Lana Cain Krauter.................   1999     28,846(6)  465,000          --          300,000             --
  President and Special Assistant    1998         --          --          --               --             --
  to the Chairman                    1997         --          --          --               --             --
Thomas R. Kelly, Jr.(7)...........   1999    350,000     100,000          --            3,750          7,854(8)
  Former Executive Vice President,   1998    325,000     100,000          --           15,000          6,517(8)
  General Merchandise Manager        1997    300,000     225,000          --          300,000          3,158(8)
Edward R. Carlin..................   1999    260,000       5,000          --            3,750         14,505(9)
  Executive Vice President,          1998    250,000      15,000          --           15,000         14,835(9)
  Chief Financial Officer and        1997    225,000     135,000          --           15,000         11,254(9)
  Secretary

---------------

(1) The amounts in this column include the aggregate value of certain personal benefits to a named executive officer only where such value is greater than the lesser of either $50,000 or 10% of such executive's salary and bonus for the fiscal year.
(2) Fiscal 1997 salary includes $417,227 of salary earned by Mr. Goodfriend but deferred and payable in fiscal 1998 and 1999 pursuant to the terms of a Deferred Compensation Agreement dated June 15, 1997 between Mr. Goodfriend and the Company. Fiscal 1998 and 1999 salary excludes $243,977 and $173,250, respectively, paid to Mr. Goodfriend pursuant to such agreement.
(3) Consists of (i) $133,532, $63,179 and $66,267 in fiscal 1999, 1998 and 1997, respectively, attributable to personal use of the Company's aircraft by Mr. Goodfriend and his family, calculated using the applicable standard industry fare level formula established by the Internal Revenue Service, (ii) $12,324, $15,479 and $14,982 in fiscal 1999, 1998 and 1997, respectively, for Mr. Goodfriend's personal use of the Company's automobile, (iii) $736, $1,589 and $1,589 in fiscal 1999, 1998 and 1997 for the imputed value of group life insurance benefits as to which Mr. Goodfriend's family is the beneficiary in excess of specified amounts as determined by the Internal Revenue Service, and (iv) $9,787 and $94,297 in fiscal 1999 and 1998 for personal financial consulting and estate planning services paid by the Company.
(4) Consists of (i) non-cash benefits of $41,929, $35,030 and $32,700 in fiscal 1999, 1998 and 1997, respectively, calculated using the applicable Internal Revenue Service formula, deemed to have been paid to Mr. Goodfriend as a result of the Company's payment of premiums on certain split-dollar life insurance policies, (ii) $4,000 attributable to the Company's contributions on Mr. Goodfriend's behalf to the Company's 401(k) Retirement Plan in each of fiscal 1999 and 1998, (iii) $8,000 attributable to the Company's contributions on Mr. Goodfriend's behalf to the Company's Executive Deferral Plan in fiscal 1999, (iv) $17,129 and $12,824 for interest paid in fiscal 1999 and 1998 to Mr. Goodfriend on fiscal 1997 deferred salary (see footnote 2 above), and (v) $2,794 and $2,881 in fiscal 1998 and 1997 respectively, attributable to the Company's contributions and allocations on Mr. Goodfriend's behalf to the Company's Profit Sharing Plan. See "Certain Transactions with Directors and Officers" for a detailed description of the Company's split-dollar life insurance arrangements with Mr. Goodfriend.

(5) Consists of (i) $3,308 for each of fiscal 1999, 1998 and 1997, respectively, attributable to the Company's payment of term life insurance premiums as to which Mr. Call's family is the beneficiary, (ii) $5,632, $5,528 and $5,435 for disability insurance premiums paid by the Company in fiscal 1999, 1998 and 1997, respectively, (iii) $4,000, $4,000 and $554 attributable to the Company's contributions on to the Company's 401(k) Retirement Plan in fiscal 1999, 1998 and 1997, respectively, (iv) $3,877 attributable to the Company's contributions to the Company's Executive Deferral Plan in fiscal 1999, and
    (v) $2,794 and $2,881 attributable to the Company's contributions and allocations to the Company's Profit Sharing Plan in fiscal 1998 and 1997, respectively.
(6) Ms. Krauter was hired by the Company on January 10, 2000. Accordingly, the amounts included in this table reflect compensation paid to Ms. Krauter for the respective portion of fiscal 1999, including a signing bonus of $365,000 paid on February 1, 2000 and a guaranteed bonus of $100,000 paid on March 24, 2000.
(7) Mr. Kelly resigned effective May 5, 2000.
(8) Consists of (i) $4,000, $3,723 and $277 attributable to the Company's contributions on Mr. Kelly's behalf to the Company's 401(k) Retirement Plan in fiscal 1999, 1998 and 1997, respectively, (ii) $3,854 attributable to the Company's contributions on Mr. Kelly's behalf to the Company's Executive Deferral Plan in fiscal 1999, and (iii) $2,794 and $2,881 attributable to the Company's contributions and allocations on Mr. Kelly's behalf to the Company's Profit Sharing Plan in fiscal 1998 and 1997, respectively.
(9) Consists of (i) $939 for each of fiscal 1999, 1998 and 1997 attributable to the Company's payment of term life insurance premiums as to which Mr. Carlin's family is the beneficiary, (ii) $6,789, $6,502 and $6,419 for disability insurance premiums paid by the Company in fiscal 1999, 1998 and 1997, respectively, (iii) $3,697, $4,000 and $415 attributable to the Company's contributions on Mr. Carlin's behalf to the Company's 401(k) Retirement Plan in fiscal 1999, 1998 and 1997, respectively, (iv) $2,880 attributable to the Company's contributions on Mr. Carlin's behalf to the Company's Executive Deferral Plan in fiscal 1999, (v) $200, $600 and $600 received for fiscal 1999, 1998 and 1997 as a director's fee from two of the Company's wholly-owned subsidiaries, and (vi) $2,794 and $2,881 attributable to the Company's contributions and allocations on Mr. Carlin's behalf to the Company's Profit Sharing Plan in fiscal 1998 and 1997, respectively.

                    TABLE II -- OPTION GRANTS IN FISCAL 1999

     The following table presents information regarding stock options to purchase shares of Common Stock granted in fiscal 1999 to the named executive officers. No Stock Appreciation Rights ("SARs") were granted in fiscal 1999.

                                                                                                  Potential Realizable
                                                                                                    Value at Assumed
                                                                                                 Annual Rates of Stock
                                                                                                   Price Appreciation
                                                     Individual Grants(1)                          for Option Term(2)
                                --------------------------------------------------------------   ----------------------
                                                         % of Total      Exercise
                                Number of Securities       Options          or
                                     Underlying            Granted         Base
                                  Options Granted      to Employees in    Price     Expiration      5%          10%
             Name                       (#)            Fiscal Year(3)     ($/Sh)       Date        ($)          ($)
             ----               --------------------   ---------------   --------   ----------   --------    ----------
Robert M. Goodfriend(4).......         15,000                2.78%         9.97      3/17/09      94,051       238,344
Harry M. Call(4)(5)...........          7,500                1.39%         9.97      3/17/09      47,026       119,172
Lana Cain Krauter(5)(6).......        300,000               55.56%         4.94      1/10/10     932,022     2,361,926
Thomas R. Kelly, Jr.(4)(5)....          3,750                0.69%         9.97      3/17/09      23,513        59,586
Edward R. Carlin(4)(5)........          3,750                0.69%         9.97      3/17/09      23,513        59,586

---------------

(1) All stock options granted to the named executive officers as shown in the above table have exercise prices equal to the fair market value of the Common Stock on the date of grant, which is the closing sale price of the Common Stock on The Nasdaq Stock Market for the business day preceding the date of grant, and may be exercised until the earlier of (i) the tenth anniversary of the date of grant, (ii) thirty days after the optionee ceases to be an employee of the Company for any reason other than death or disability and (iii) the first anniversary of the optionee's death or disability.
(2) The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock price.
(3) The percentage of stock options granted to each named executive officer is based on a total number of stock options granted amounting to 539,970 during fiscal 1999.
(4) These stock options were granted on March 17, 1999 and vest in equal annual increments over five years from the date of grant.
(5) These stock options may be transferred pursuant to a will and the laws of lineal descent as well as (a) to the spouse or any lineal ancestor or descendant of the grantee, (b) to any trust, the sole beneficiaries of which are any one or all of the grantee, the grantee's spouse or any lineal descendants of the grantee and (c) to such other persons and/or entities as the Compensation Committee may approve.
(6) These stock options were granted on January 10, 2000 and vest as follows:
    50,000 vested immediately on the date of grant and 250,000 vest in equal annual increments over three years from the date of grant.

          TABLE III -- AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND
                         FISCAL YEAR-END OPTION VALUES

     The following table presents information regarding the value of unexercised stock options held by the named executive officers at January 29, 2000. There were no stock options or SARs exercised in fiscal 1999 and there are no SARs outstanding at January 29, 2000.

                                                      Number of Securities          Value of Unexercised
                                                     Underlying Unexercised         In-the-Money Options
                                                        Options at FY-End                 at FY-End
                                                               (#)                         ($)(1)
                                                   ---------------------------   ---------------------------
                      Name                         Exercisable   Unexercisable   Exercisable   Unexercisable
                      ----                         -----------   -------------   -----------   -------------
Robert M. Goodfriend.............................    652,000         63,000             --             --
Harry M. Call....................................     58,000        249,500         17,500             --
Lana Cain Krauter................................     50,000        250,000             --             --
Thomas R. Kelly, Jr..............................    119,000        299,750         28,000          7,000
Edward R. Carlin.................................     64,000         44,750             --             --

---------------

(1) Represents the value of unexercised, in-the-money stock options at January 28, 2000 (the last trading day of fiscal 1999), using the $4.69 closing price of the Common Stock on that date.

EMPLOYMENT AND TERMINATION ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

     Robert M. Goodfriend. The Company does not have an employment agreement with Mr. Goodfriend. However, the Compensation Committee and Mr. Goodfriend have agreed to the material terms of an employment agreement, and the Compensation Committee has retained counsel to draft the employment agreement and related documentation. Such employment agreement and related documentation are expected to be finalized during fiscal 2000. See "Compensation Committee Report on Executive Compensation."

     Other Executive Employment Arrangements. On May 20, 1998, the Company entered into new employment agreements with Mr. Call, its President and Chief Operating Officer, and with each of Messrs. Carlin and Kelly, its executive vice presidents, replacing any current employment agreements or other arrangements with such employees. Pursuant to such employment agreements, the executive is considered an at-will employee, and his employment may be terminated at any time subject to the obligations set forth in the agreement.

     Under the agreements, each executive is paid an annual base salary ($325,000 in the case of Messrs. Call and Kelly, which was increased to $350,000 effective January 31, 1999 in accordance with the employment agreements; and $250,000 in the case of Mr. Carlin, which was increased to $260,000 effective January 31, 1999), which amount may be increased by the Company in its discretion. In addition, each executive participates in the Company's short-term incentive compensation plan whereby he is eligible to receive an annual incentive target bonus of a certain percentage, as set forth in the employment agreements (50% in the case of Messrs. Call and Kelly, which was increased to 75% effective January 31, 1999, and 40% in the case of Mr. Carlin, which was increased to 60% effective January 31, 1999), of the executive's base salary for each fiscal year the executive is employed if the Company achieves certain performance goals for such fiscal year. Each of Messrs. Call's and Kelly's agreement also provides for a guaranteed annual bonus of $100,000 which reduces any incentive bonus payable as described above. The employment agreements also provide for a disability insurance policy and an annuity contract or life insurance policy and contain confidentiality and non-solicitation provisions.

     Under the terms of the employment agreements, if the executive's employment is terminated by reason of his death, Disability (as defined in the agreements) or retirement on or after the attainment of age 65 or is terminated for Cause (as defined in the agreements) or voluntarily terminated by the executive (other than on account of Constructive Termination, as defined in the agreements), the Company will be obligated to pay such executive a lump sum payment equal to (i) his base salary, and, if applicable, a pro-rata portion of his guaranteed bonus through the date of such termination and (ii) any compensation previously deferred by the executive, earned but unpaid vacation pay for the then current year and amounts or benefits the executive or the executive's beneficiaries are owed under any employee benefit plans or policies or for reimbursement of expenses (collectively, the "Accrued Obligations"). If the executive's employment is terminated by reason of his death or Disability, the Company will have the additional obligation, subject to the terms of the short-term incentive compensation plan and further provided that the executive has been employed by the Company for the first six months of the then applicable fiscal year, to pay an amount equal to a pro-rated portion of the performance bonus for such fiscal year. Furthermore, if the executive's employment is terminated by reason of his retirement on or after the attainment of age 65 or Disability, the Company will pay the premiums (to the same extent paid prior to termination) for the continued participation of the executive for a period of 12 months after termination in any individual life insurance policy on the same terms as the executive and the Company were participating prior to termination. Moreover, if the executive's employment is terminated by reason of his death, retirement on or after the attainment of age 65 or Disability, the Company will, for a period of 12 months after termination, pay the entire COBRA premium under any Company medical and dental program that the executive (and his spouse and eligible dependents) was participating in prior to termination.

     The employment agreements further provide that if the Company terminates the executive's employment other than for Cause or his Disability or death, or the executive terminates his employment for Constructive Termination, the Company will pay the executive a lump sum payment equal to (i) all Accrued Obligations, (ii) 12 months of the executive's base salary at the rate in effect as of the date when the Notice of

Termination (as defined in the agreements) was given and (iii) subject to the terms of the short-term incentive compensation plan and further provided that the executive has been employed by the Company for the first six months of the then applicable fiscal year, a pro-rated portion of the performance bonus for such fiscal year. Further, in the case of a Constructive Termination or termination by reason of death or Disability, all unvested stock options held by the executive will become fully vested, effective on the Date of Termination (as defined in the agreements), and will be thereafter exercisable in accordance with the provisions of the applicable plan and award agreement.

     In addition, the employment agreements provide that upon the occurrence of a Change of Control of the Company (as defined in the agreements), as consideration for assisting the Company in bringing about a successful transaction, the executive is entitled to receive a lump sum payment equal to 18 months of the executive's base salary at the rate in effect as of the Change of Control Date (as defined in the agreements).

     Mr. Kelly resigned effective May 5, 2000 and entered into a severance agreement with the Company whereby he was paid $400,000 in severance compensation.

     On January 10, 2000, the Company entered into a three-year employment agreement with Ms. Krauter to serve as its President and Special Assistant to the Chairman. Under her employment agreement, Ms. Krauter is paid an annual base salary of $500,000 (which amount may be increased by the Company in its discretion) and received a signing bonus of $365,000. In addition, Ms. Krauter is eligible to receive an annual incentive target bonus of not less than 100% of her base salary under the Company's short-term incentive compensation plan if the Company achieves certain performance goals for such fiscal year. Her employment agreement also provides for a guaranteed annual bonus of $100,000 which reduces any incentive bonus payable as described above. In addition, her employment agreement provides for the grant to Ms. Krauter of stock options to purchase 300,000 shares of Common Stock as well as for reimbursement of relocation expenses, a disability insurance policy and a life insurance policy and contains confidentiality, non-solicitation, and non-compete provisions.

     Under the terms of her employment agreement, if Ms. Krauter's employment is terminated by reason of her death, Disability (as defined in the employment agreement) or is terminated for Cause (as defined in the employment agreement), the Company will be obligated to pay her a lump sum payment equal to the Accrued Obligations (provided that she will not be entitled to receive a pro-rated portion of her guaranteed bonus if her employment is terminated for Cause). If Ms. Krauter's employment is terminated by reason of her death or Disability, the Company will have the additional obligation, subject to the terms of the short-term incentive compensation plan and further provided that she has been employed by the Company for the first six months of the then applicable fiscal year, to pay an amount equal to a pro-rated portion of the performance bonus for such fiscal year. If Ms. Krauter's employment is terminated by reason of her death or Disability, she and her named beneficiaries shall be entitled to benefits available through Company sponsored plans and programs designated for such category of termination. Furthermore, if Ms. Krauter's employment is terminated by reason of Disability, the Company will pay the premiums (to the same extent paid prior to termination) for her continued participation for a period of 12 months after termination in any individual life insurance policy on the same terms as Ms. Krauter and the Company were participating prior to termination. Moreover, if Ms. Krauter's employment is terminated by reason of her death or Disability, the Company will, for a period of 12 months after termination, pay the entire COBRA premium under any Company medical and dental program that she (and her spouse and eligible dependents) was participating in prior to termination.

     Ms. Krauter's employment agreement further provides that if the Company terminates her employment other than for Cause or her Disability or death, or she terminates her employment for Constructive Termination (as defined in the employment agreement), the Company will pay her a lump sum payment equal to all Accrued Obligations and she will be entitled to continue to receive her monthly base salary, at the rate in effect as of the date when the Notice of Termination (as defined in the employment agreement) was given, for a 12-month period from the date of termination. In addition, subject to the terms of the short-term incentive compensation plan and further provided that she has been employed by the Company for the first six months of the then applicable fiscal year, she will be entitled to receive a pro-rated portion of the performance bonus for such fiscal year. Further, in the case of a Constructive Termination or termination by reason of death or Disability, all unvested stock options held by Ms. Krauter will become fully vested, effective on the Date of Termination (as defined in the employment agreement), and will be thereafter exercisable in accordance with the provisions of the applicable plan and award agreement.

     In addition, Ms. Krauter's employment agreement provides that, upon the occurrence of a Change of Control of the Company (as defined in the employment agreement), as consideration for assisting the Company in bringing about a successful transaction, Ms. Krauter is entitled to receive a lump sum payment equal to 18 months of her base salary at the rate in effect as of the Change of Control Date (as defined in the employment agreement).

     In May 1998, the Board amended each of the Company's 1991 Stock Incentive Plan, 1993 Stock Option Plan and 1997 Stock Option Plan to provide that, upon the occurrence of a Change of Control (as defined in such plans), all stock options granted under such plan that are outstanding and not yet vested will become immediately 100% vested effective on a Change of Control Date (as defined in such plans) and shall be thereafter exercisable in accordance with the terms of such plan and any applicable award agreement, subject to certain exceptions.

STOCK PERFORMANCE GRAPH

     The following is a line graph comparing the Company's total shareholder returns to those of the Standard & Poors 500 Index and a Comparable Company Index for fiscal 1995 through fiscal 1999. The Comparable Company Index for fiscal 1999 is based on information from Burlington Coat Factory Warehouse, Catherine's Stores Corporation, Cato Corporation, Consolidated Stores Corporation, Deb Shops, Inc., Designs, Inc., Dollar General Corp., Dress Barn Inc., Edison Brothers Stores, Family Dollar Stores, Filene's Basement Corporation, Fred's Inc., Gantos, Inc., Gottschalks, Inc., Jacobson Stores, Kohl's Corporation, Ross Stores, Inc., Stein Mart, Inc. and Value City Department Stores, Inc. Total return values were calculated based on cumulative total return, assuming the value of the investment in shares of Common Stock and in each index was $100 on January 29, 1995 and, in the case of the Comparable Company Index, that all dividends paid by any of those companies were reinvested. The Comparable Company Index for fiscal 1999 does not include information relating to the following four companies which had been included in the fiscal 1997 Comparable Company Index because each of Clothestime Inc., Jamesway Corp. and Merry-Go-Round Enterprises, Inc. went into bankruptcy proceedings in December 1998, March 1997 and March 1997, respectively, and Mac Frugal's Bargains Closeouts was acquired by Consolidated Stores Corporation in February 1998.

                         GOODY'S FAMILY CLOTHING, INC.
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                       TO S&P 500 AND PEER GROUP INDICES

                                                 GOODY'S FAMILY CLOTHING          S&P 500 INDEX                PEER GROUP
                                                 -----------------------          -------------                ----------
1994                                                        100                         100                         100
1995                                                      91.29                      138.67                      105.54
1996                                                     241.47                      175.19                      167.84
1997                                                     403.43                      222.33                      290.33
1998                                                     253.98                      294.57                      333.49
1999                                                     114.11                      325.05                      324.77

CERTAIN TRANSACTIONS WITH DIRECTORS AND OFFICERS

     On January 26, 1991, the Company redeemed all 2,651 shares of its then outstanding preferred stock, all of which were owned by the Company's founder, Mr. M. D. Goodfriend, and his wife, for their stated redemption value of $2,651,000. Of such amount, $500,000 was paid in cash at closing and the balance was funded by a promissory note from the Company which bears interest at 10% per annum and is amortized over the ten-year term of the note. During fiscal 1999, the Company paid $350,000 of principal and interest on this note. As of April 24, 2000, the principal balance due on this note was $318,000. Mr. M. D. Goodfriend was the retiring Chairman of the Board at the time of this transaction and is the father of Mr. Robert M. Goodfriend, the Company's current Chairman of the Board and Chief Executive Officer.

     In January 1995, the Company sold its distribution center located in Athens, Tennessee, to Citizens National Bank of Athens, Tennessee, a local bank of which Mr. Robert M. Goodfriend is a director and less than 5% shareholder, for $520,000, its fair market value as determined based upon an appraisal of the property by an arms-length third party, and realized a gain of $20,000. The Company subsequently entered into a lease with the bank in connection with this property which currently expires on December 31, 2001 and provides for annual rental payments of $56,800. The rental payments to the bank for this space in fiscal 1999 was $56,800. The Company primarily uses this space for storage.

     Since 1987 the Company has leased a store in Athens, Tennessee, from an irrevocable trust established for the benefit of the children of Mr. Robert M. Goodfriend. During July 1998, the Company renegotiated a new ten-year lease for this location with such trust for annual rental payments of $289,500 plus its pro-rata share of real property taxes. The aggregate rental payments to the trust, including real property taxes, for this space in fiscal 1999 were $310,165.

     Since 1987, the Company has, by agreement (the "Initial Agreement"), paid premiums on certain split-dollar life insurance policies covering the life of Mr. Goodfriend. During each of fiscal 1999, 1998 and 1997, the Company paid premiums of $54,000 in accordance with the Initial Agreement. The Company terminated the policies under this Initial Agreement in January 2000, and received the cash surrender value of these policies aggregating $2,144,000 in February 2000. During fiscal 1999, the Company entered into a new split-dollar life insurance agreement (the "New Agreement") and therein agreed to pay the premiums for certain second-to-die policies insuring the lives of Mr. and Mrs. Goodfriend. These policies are owned by a trust for the benefit of the Goodfriend's children (the "Trust"). The Company, however, has certain rights including the right to terminate these policies at any time prior to the occurrence of the following "restricting events" (i) a change of control (as defined in the New Agreement), (ii) the termination of Mr. Goodfriend's employment by the Company, or (iii) unless certain conditions are met, the death of Mr. Goodfriend. The Company will be reimbursed for all premiums paid by it upon the policies' termination (subject to deficiencies in the cash surrender value from the early termination of the policies prior to a restricting event). The New Agreement generally provides that one-half of the new coverage would terminate should Mr. Goodfriend decrease his Company ownership below 20%. The Trust has the right, but not the obligation, to purchase the policies from the Company at any time for a purchase price equal to the cumulative premiums paid by the Company on the policies; should the policies be purchased, all the Company's future obligations would cease. The Company paid premiums aggregating $4,195,000 in fiscal 1999 on the policies covered by the New Agreement. The cash surrender value of all policies covered by the New Agreement at January 29, 2000 aggregated $3,823,000.

     As previously noted, Mr. Koppel, a director of the Company, is the President of the East Tennessee Children's Hospital of which Mr. Goodfriend is also a director. The Company facilitates contributions by its employees to the Hospital through a payroll deduction plan and matches employee contributions to the Hospital on a 100% basis. The Company also makes additional contributions (in cash or in kind) to the Hospital. The total amount of contributions by the Company (including employee contributions) to the Hospital in fiscal 1999 was $412,659. Such contributions represented less than 1% of the Hospital's total revenues for its last fiscal year ended June 30, 1999.

ITEM 2.  OTHER MATTERS

GENERAL

     Management does not know of any other matters to be presented at the Annual Meeting for action by the Shareholders, other than those discussed in this proxy statement. However, if any other matter requiring a vote of the Shareholders is properly presented at the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

AUDITORS

     Deloitte & Touche LLP serves as the principal accounting firm designated to audit the Company's financial statements. The engagement of Deloitte & Touche LLP is not being presented for approval by the Shareholders at the Annual Meeting; however, a representative from Deloitte & Touche LLP is expected to be available to answer questions, if any, addressed to him or her at the Annual Meeting and will be given the opportunity to make a statement if such representative desires to do so.

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     In order to present a proposal at the Company's annual meeting of shareholders to be held in 2001, a shareholder must provide advance written notice of the proposal to the Company at its principal executive offices no later than the close of business on January 20, 2001. If such proposal relates to amending the Bylaws, then advance notice must be provided to the Company at its principal executive offices no later than the close of business on January 20, 2001 and otherwise comply with the Bylaws. A copy of the Bylaws is available upon written request to the Secretary of the Company. If a shareholder gives notice of a proposal after the applicable deadline, the Company's proxy holders will have discretionary authority to vote on this proposal when and if raised at the 2001 annual meeting. In addition, all shareholder proposals intended to be included in the Company's proxy materials for the 2001 annual meeting must be received by the Company at its principal executive offices no later than the close of business on January 20, 2001 and must otherwise comply with the rules of the Commission for inclusion in the proxy materials.

PROXY SOLICITATION COSTS

     The Company will pay the cost of the Annual Meeting and the cost of soliciting proxies in the accompanying form (including the cost of mailing the proxy material). The Company has engaged Corporate Communications, Inc. and Bowne of Atlanta, Inc. to distribute and solicit proxies for the Annual Meeting at an estimated cost of $35,000 (which amount includes mailing and shipping costs), plus reasonable expenses. The Company has requested that brokerage houses and other custodians, nominees and fiduciaries forward proxy and other soliciting materials to their principals, the beneficial owners of Common Stock, and will reimburse them for their reasonable out-of-pocket expenses.

SHAREHOLDERS' LIST

     A list of the Shareholders will be available at the Company's corporate offices located at 400 Goody's Lane, Knoxville, Tennessee, for inspection by Shareholders during regular business hours from April 24, 2000 to the date of the Annual Meeting. The list will also be available during the Annual Meeting for inspection by Shareholders who are present.

                                          /s/ EDWARD R. CARLIN
                                          Edward R. Carlin
                                          Secretary

May 19, 2000

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                         GOODY'S FAMILY CLOTHING, INC.

I. AUDIT COMMITTEE PURPOSE

     The Audit Committee of the Board of Directors of Goody's Family Clothing, Inc. (the "Company") is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the National Association of Securities Dealers, Inc. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Under certain exceptional and limited circumstances, one of the members of the Audit Committee may not be independent as permitted by the rules of the National Association of Securities Dealers, Inc. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board of Directors. If an audit committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

     The Audit Committee shall meet as frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should consult privately with management, the director of the internal auditing department, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

REVIEW PROCEDURES

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with the Securities and Exchange Commission regulations.

     2. Review the Company's annual audited financial statements. Review should include discussion with management, independent auditors and internal auditing department of significant issues regarding accounting principles, practices and judgments. As a result of this review, recommend to the Board that the audited financial statements be included in the Annual Report on Form 10-K.

     3. In consultation with the management, the independent auditors and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses including the status of previous recommendations.

INDEPENDENT AUDITORS

     4. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence, and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     5. Approve the audit fees and other significant compensation to be paid to the independent auditors.

     6. On an annual basis, the Audit Committee shall review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     7. Review the independent auditors audit plan -- discuss scope, staffing, reliance upon internal audit and general audit approach.

     8. Discuss the results of the year-end audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with the American Institute of Certified Public Accountants Statement of Auditing Standards No. 61.

     9. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

INTERNAL AUDIT DEPARTMENT AND LEGAL COMPLIANCE

     10. Review and approve the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

     11. Review and approve the appointment, performance and replacement of the senior internal audit executive.

     12. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

     13. As the Audit Committee deems necessary or appropriate, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

     14. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     15. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

     16. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                         (GOODY'S FAMILY CLOTHING LOGO)

                                      PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         GOODY'S FAMILY CLOTHING, INC.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 19, 2000, and does hereby appoint Robert M. Goodfriend and Harry M. Call, or either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Goody's Family Clothing, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m.(EDT)on Wednesday, June 21, 2000 at the Company's corporate headquarters located at 400 Goody's Lane, Knoxville, Tennessee, and at any adjournment(s) or postponement(s) thereof, hereby revoking all proxies heretofore given with respect to such stock.

         This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the election of the nominees for director named herein.

                           TO BE SIGNED ON OTHER SIDE


--------------------------------------------------------------------------------

                          GOODY'S FAMILY CLOTHING,INC.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE          FOR all nominees              WITHHOLD AUTHORITY
                           listed below (except as marked   to vote for all nominees
                              to the contrary below)             listed below
                                      [  ]                           [  ]

1. ELECTION OF DIRECTORS                                                                2. IN THEIR DISCRETION, THE PROXIES ARE
                                                                                           AUTHORIZED TO VOTE ON SUCH OTHER
NOMINEES: HARRY M. CALL                                                                    BUSINESS AS MAY PROPERLY COME BEFORE
and SAMUEL J. FURROW as Class II                                                           THE MEETING OR ANY ADJOURNMENT(S) OR
Directors (for a term expiring at the 2003 Annual Meeting of                               POSTPONEMENT(S) THEREOF.
Shareholders)

(Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided.)


-------------------------------------------------------------------------------
             RECORD DATE SHARES:
                                                -------------------------------
Please be sure to sign and date this Proxy.     Dated:                                  Please sign exactly as name(s) appears
-------------------------------------------------------------------------------         hereon, and when signing as attorney,
                                                                                        executor, administrator, trustee or
                                                                                        guardian, give your full title as such.
                                                                                        If the signatory is a corporation, sign the
                                                                                        full corporate name by a duly authorized
                                                                                        officer. When shares are held by joint
                                                                                        tenants, both should sign.

  Shareholder sign here                     Co-owner sign here                          PLEASE COMPLETE, SIGN, DATE AND RETURN THIS
--                     ---------------------                  -----------------         PROXY PROMPTLY

-----------------------------------------------------------------------------------------------------------------------------------